Exhibit 99.2

Hayes Lemmerz International, Inc. Receives Court Approval of First Day Motions

Northville, Michigan May 14, 2009: Hayes Lemmerz International, Inc. (“Hayes” or the “Company”) announced today that it has received Court approval of up to $100 million of debtor-in-possession (“DIP”) financing, permitting it immediate access to up to $30 million to continue operations in the ordinary course of business. The DIP financing is being provided by lenders holding a majority of the Company's prepetition secured debt. Nearly all of the lenders holding the Company's prepetition secured debt executed consents approving the DIP loan. A final hearing on the DIP financing has been set for June 10, 2009.

The Company also received approval of several first day motions designed to ensure daily operations will continue normally during the restructuring. The “first-day” relief approved by the Honorable Judge Mary F. Walrath of the U.S. Bankruptcy Court for the District of Delaware also provides the Company with permission to pay certain prepetition and postpetition employee wages and benefits during its restructuring, to honor certain prepetition obligations to customers and to continue use of its cash management systems. The Company also received approval to pay certain prepetition amounts owed to essential suppliers and freight carriers.

“The court’s approval of our DIP financing will provide us with sufficient liquidity to fund operating expenses and meet obligations during the restructuring, assuring that we are able to conduct business as usual,” said Chief Executive Officer Curtis J. Clawson.  “As we use the Chapter 11 process to strengthen our balance sheet, our operations around the globe remain focused on being a premier automotive supplier by satisfying customers, being a low-cost producer and having the best people.”

As announced on May 11, 2009, the Company, certain of its U.S. subsidiaries and one (non-operating) international subsidiary filed voluntary petitions for relief under Chapter 11 of the U.S. Bankruptcy Code in the District of Delaware. More information on the Company's restructuring is available on the "Restructuring Information" page on the Company's website (www.hayes-lemmerz.com), or through the Company's Restructuring Information Hotline, 888.753.5296 (for calls in the USA) or +1.734.737.5086 (for calls outside the USA).

About Hayes Lemmerz International, Inc.

Originally founded in 1908, Hayes Lemmerz International, Inc. is a leading worldwide producer of aluminum and steel wheels for passenger cars and light trucks and of steel wheels for commercial trucks and trailers. The Company is also a supplier of automotive powertrain components. The Company has global operations with 23 facilities, including business, sales offices and manufacturing facilities, located in 12 countries around the world. The Company sells products to every major North American, Asian and European manufacturer of passenger cars and light trucks and to commercial highway vehicle customers throughout the world.

Forward Looking Statements

Some of the statements in this press release constitute “forward-looking statements” within the meaning of the United States Private Securities Litigation Reform Act of 1995, including, without limitation, certain statements regarding the reorganization of the Company's business and finances to improve its liquidity and operational results, the sufficiency of liquidity to be provided by the debtor-in-possession financing, anticipated authorizations being requested of the Bankruptcy Court and expectations as to the ability to make post-petition payments. Words such as “will,” “expects,” “believes,” “intends” and similar expressions are used to identify these forward-looking statements. Forward-looking statements are based on current expectations, estimates and projections concerning future developments and their potential effects upon the Company and its subsidiaries. These statements are only predictions and as such are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict and actual results may differ materially from those projected. Factors that could cause actual results to differ materially from those projected in such forward-looking statements include risks and uncertainties in connection with the Chapter 11 proceedings and their possible effects on the Company and its subsidiaries as well as other risks described under “Risk Factors” and elsewhere in the Company's Annual Report on Form 10-K and subsequent filings with the Securities and Exchange Commission. The Company does not intend, and is under no obligation, to update any particular forward-looking statements, whether as a result of new information, future events or otherwise.